Immunic Strengthens Its Board of Directors with the Appointment of Seasoned Biopharmaceutical Executive Jon Congleton

– Nearly 40-Year Biopharmaceutical Professional with Deep CNS and Commercial Leadership Experience in Multiple Sclerosis –

– Served on Original Team Responsible for the Launch of Copaxone® in the United States –

NEW YORK, March 31, 2026 – Immunic, Inc. (Nasdaq: IMUX), a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases, today announced the appointment of Jon Congleton, a seasoned biopharmaceutical executive with nearly 40 years of experience spanning drug development, commercialization and corporate leadership, to its Board of Directors, effective March 27, 2026.

Mr. Congleton has a strong track record of building and leading biopharmaceutical organizations and advancing innovative therapies. During his career, he has worked across cardiovascular, gastrointestinal, and central nervous system (CNS) organizations, with a focus on delivering solutions for patients and their caregivers. He played a key role in the U.S. launch of Teva Pharmaceuticals Industries Ltd.’s Copaxone®, a subcutaneous injection treatment for relapsing forms of multiple sclerosis (MS), and led the U.S. operations when it became the number one prescribed MS treatment.

Mr. Congleton currently serves as Chief Executive Officer (CEO) and member of the Board of Directors of Mineralys Therapeutics, Inc., focused on aldosterone-driven cardiorenal conditions. As CEO, he guided the company from an early-stage private entity to the publicly traded, pre-commercial biotechnology firm it is today. Previously, he served as CEO and Board member of both CNS company Impel NeuroPharma, Inc. and cystic fibrosis company Nivalis Therapeutics, Inc.. Earlier, Mr. Congleton held several senior leadership roles at Teva Pharmaceuticals, eventually leading its United States and Canadian neuroscience businesses and global CNS franchise.

“MS remains a devastating disease for the patients and their families. Jon’s deep CNS expertise and proven track record in late-stage drug development and commercialization will be invaluable as we advance vidofludimus calcium through its pivotal clinical milestones and toward potential regulatory approval and commercial launch,” stated Simona Skerjanec, M.Pharm, MBA, Interim Chairperson of the Board of Directors of Immunic. “I am thrilled that Jon is joining us at this critical moment as we evolve our Board to support Immunic in its transition into a fully integrated commercial-stage company.”

“I am excited to join Immunic’s Board at such a pivotal moment for the company’s MS program,” added Mr. Congleton. “Vidofludimus calcium represents a potentially transformative opportunity for MS patients, offering advantages over currently available therapies, particularly with its unique combination of neuroprotective, anti-inflammatory and anti-viral effects as well as its favorable safety and tolerability profile shown to date. I look forward to working with the Board and the leadership team and contributing my experience to support Immunic as it advances toward the pivotal trial readouts later this year and long-term value creation.”

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases. The company’s lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 clinical trials for the treatment of relapsing multiple sclerosis, for which top-line data is expected to be available by the end of 2026. It has already shown therapeutic activity in phase 2 clinical trials in relapsing-remitting multiple sclerosis, progressive multiple sclerosis and other diseases. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor-related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). The company’s development pipeline also includes earlier-stage programs, including IMU-856 and IMU-381, aimed at building a broader therapeutics platform addressing neurodegenerative, chronic inflammatory, and autoimmune-related diseases. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash and cash runway, expected timing, development and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target diseases; preclinical and clinical data for Immunic's development programs; the timing of current and future clinical trials, anticipated clinical milestones and regulatory approvals; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; expectations regarding the capitalization, resources and ownership structure of the company; new appointments to Immunic’s board of directors; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, increasing inflation, tariffs and macroeconomics trends, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, and the ability to raise sufficient capital to continue as a going concern, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, any changes to the size of the target markets for the company’s products or product candidates, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in the company’s subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all of the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Vice President Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact
Rx Communications Group
Paula Schwartz
+1 917 633 7790
immunic@rxir.com

US Media Contact
KCSA Strategic Communications
Caitlin Kasunich
+1 212 896 1241
ckasunich@kcsa.com